QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Linkwell Corporation (the "Company") on Form 10-QSB for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Xuelian Bian, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 19, 2007	By:	/s/ Xuelian Bian Xuelian Bian Chief Executive Officer, Principal Financial Accounting Officer

QuickLinks

  EXHIBIT 32.1